UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                 APRIL 26, 2006


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)

         0-13368                                 37-1103704
   (Commission File Number)            (IRS Employer Identification No.)


                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (Address Including Zip Code of Principal Executive Offices)

                                 (217) 234-7454
              (Registrant's Telephone Number, including Area Code)










Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written  communications  pursuant  to Rule 425 under the  Securities  Act
     (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))



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Item 1.01   Entry into a Material Definitive Agreement.

On April 26, 2006, First Mid-Illinois Bancshares, Inc. (the "Company") completed a private placement to an institutional investor of $10 million of fixed/floating rate trust preferred securities, through a newly formed subsidiary organized as a Delaware statutory trust (the "Trust"). The trust preferred securities mature in June 2036, are redeemable at the Company's option beginning after five years, and require quarterly distributions by the Trust to the holder of the trust preferred securities, initially at a rate of 6.98% for the first five years and thereafter at a rate which will reset quarterly at the three-month LIBOR rate plus 1.60%.

The proceeds from sale of the trust preferred securities were used by the Trust to purchase $10,310,000 in aggregate principal amount of the Company's fixed/floating rate junior subordinated debentures. The net proceeds to the Company from the sale of the debentures to the Trust will be used by the Company for general corporate purposes, including the Company's proposed acquisition of Mansfield Bancorp, Inc.

The debentures were issued pursuant to an Indenture dated April 26, 2006 between the Company, as issuer, and Wilmington Trust Company, as trustee (the "Indenture"). Like the trust preferred securities, the debentures bear interest at a rate, initially at 6.98% for the first five years and thereafter at a rate which will reset on a quarterly basis at a rate equal to three-month LIBOR plus 1.60%. The interest payments by the Company will be used to pay the quarterly distributions payable by the Trust to the holder of the trust preferred securities. However, so long as no event of default, as described below, has occurred under the debentures, the Company may defer interest payments on the debentures (in which case the Trust will be entitled to defer distributions otherwise due on the trust preferred securities) for up to 20 consecutive quarters.

The debentures are subordinated to the prior payment of any other indebtedness of the Company that, by its terms, is not similarly subordinated. The debentures mature on June 15, 2036, but may be redeemed at the Company's option at any time on or after June 15, 2011 or at any time upon certain events, such as a change in the regulatory capital treatment of the debentures, the Trust being deemed an investment company or the occurrence of certain adverse tax events. Upon the occurrence of certain events described above after June 15, 2011, the Company may redeem the debentures at their aggregate principal amount, plus accrued interest, if any.

The debentures may be declared immediately due and payable at the election of the trustee or holders of 25% of aggregate principal amount of outstanding debentures upon the occurrence of an event of default. An event of default generally means (1) a default in the payment of any interest following the deferral of interest payments by the Company by 20 consecutive quarters, (2) the institution of any bankruptcy or similar proceedings by or against the Company or (3) the liquidation or winding up of the Trust, other than as contemplated in the Indenture.

The Company also has entered into a Guarantee Agreement pursuant to which it has agreed to guarantee the payment by the Trust of distributions on the trust preferred securities when due and to the extent funds are available in the Trust and to assume any other obligations of the Trust in connection therewith.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth under Item 1.01 above, which is incorporated by reference herein.




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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.





                                     FIRST MID-ILLINOIS BANCSHARES, INC.



Date:  April 26, 2006                /s/ William S. Rowland

                                     William S. Rowland
                                     Chairman and Chief Executive Officer